   As filed with the Securities and Exchange Commission on August 12, 1996

                                              Registration No. 333-_______



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        MFS COMMUNICATIONS COMPANY, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                   47-0714388
      (State or other jurisdiction                (I.R.S. Employer
      of incorporation or organization)           Identification Number)

                            11808 Miracle Hills Drive
                             Omaha, Nebraska 068154
                     (Address of Principal Executive Office)

            MFS Communications Company, Inc./UUNET Technologies, Inc.
                          1995 Performance Option Plan
            MFS Communications Company, Inc./UUNET Technologies, Inc.
                           Incentive Stock Option Plan
            MFS Communications Company, Inc./UUNET Technologies, Inc.
                              Equity Incentive Plan
            MFS Communications Company, Inc./UUNET Technologies, Inc.
                        Individual Stock Option Agreement
                             (Full title of the plan)

                          Terrence J. Ferguson, Esq.
             Senior Vice President, General Counsel and Secretary
                       MFS Communications Company, Inc.
                          11808 Miracle Hills Drive,
                            Omaha, Nebraska 68154
                                (402) 231-3000
                     (Name, address and telephone number,
                  including area code, of agent for service)

                                   COPY TO:
                           John S. D'Alimonte, Esq.
                           Steven J. Gartner, Esq.
                           Willkie Farr & Gallagher
                             One Citicorp Center
                             153 East 53rd Street
                              New York, NY 10022
                                (212) 821-8000

                         CALCULATION OF REGISTRATION FEE


                                                  Proposed            Proposed
Title of                                          maximum             maximum
securities                Amount                  offering            aggregate                Amount of
to be                     to be                   price               offering                 registration
registered                registered (1)          per share (2)       price (2)                fee
- --------------------------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par
value per share            6,500,000              $32.4375            $210,843,750.00           $72,705.00

- ---------------
(1)   Represents the shares of common stock of MFS Communications Company, Inc. issuable pursuant to the MFS
      Communications Company, Inc./UUNET Technologies, Inc. 1995 Performance Option Plan; MFS Communications Company,
      Inc./UUNET Technologies, Inc. Incentive Stock Option Plan; MFS Communications Company, Inc./UUNET Technologies, Inc.
      Equity Incentive Plan and an individual Stock Option Agreement with Daniel Rosen.

(2)   Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the
      Securities Act of 1993 (the "Securities Act").


                                PART II

                      INFORMATION REQUIRED IN THE
                        REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by MFS Communications Company, Inc., a Delaware corporation (the "Company") are incorporated by reference into the Registration Statement:

                   (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by Form 10-K/A Amendment No. 1 on April 30, 1996, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

                   (b) The Company's Quarterly Report on Form 10-Q for the
                  quarter ended March 31, 1996, filed pursuant to the Exchange Act;

                   (c) The Company's Current Reports on Form 8-K, dated
                  January 31, 1996, May 1, 1996, May 10, 1996 and August 12,
                  1996; and

                   (d) The description of the common stock of the Company, par value $0.01 per share (the "Common Stock"), contained in the Company's registration statement on Form 8-A (file No. 0-21594) filed on April 21, 1993 pursuant to the Exchange Act, as amended by Amendment No. 1 on Form 8 filed on May 10, 1993, Amendment No. 2 on Form 8 filed on October 23, 1995, and Amendment No. 3 on Form 8 filed on November 21, 1995.

         In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.  DESCRIPTION OF SECURITIES

                  Inapplicable

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Inapplicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertake to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

         In accordance with Section 145 of the DGCL, Article 7 of the Company's Restated Certificate of Incorporation (the "Restated Certificate") and Section 8 of the Company's Restated By-Laws (the "Restated By-Laws") provide that the Company shall indemnify each person who is or was a director, officer or employee of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the

Company as director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b), and (c) of the DGCL or any successor statute. The indemnification provided by the Restated Certificate and the Restated By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company. Article 8 of the Restated Certificate provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

         Section 8.7 of the Restated By-Laws provides that the Company may purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liabilities asserted against such persons arising out of such capacities.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Inapplicable

Item 8.  EXHIBITS

Exhibit No.
- -----------

         4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form S-1, Registration No. 33-59358, as amended, originally filed with the Commission on March 11,
                  1993).

         4.2 Amendment No. 1 to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-k for the fiscal year ended December 31, 1994, as filed with the Commission on March 31,
                  1995).

         4.3 Amendment No. 2 to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated September 30, 1995).

         4.3 Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K dated September 30, 1995).

         5. Opinion of Brian P. McGinty, Esq. - Associate General Counsel of the Company, relating to the legality of securities.

         23.1     Consent of Coopers & Lybrand L.L.P.

         23.2     Consent of Arthur Andersen LLP

         23.3 Consent of Brian P. McGinty, Esq. - Associate General Counsel of the Company (contained in Exhibit 5).

         23.4     Consent of John W. Sidgmore

         23.5     Consent of Richard L Adams

         24.      Power of Attorney (reference is made to the signature page).


Item 9.  UNDERTAKINGS

         1.       The undersigned registrant hereby undertakes:

                   (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                   (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 12th day of August, 1996.

                                      MFS COMMUNICATIONS COMPANY, INC.


                                      By:   /s/ James Q. Crowe
                                                James Q. Crowe
                                                Chief Executive Officer

                  Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints James Q. Crowe and Royce J. Holland and each of them, their true and lawful attorneys-in-fact for the undersigned, in any and all capacities, each with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                                         Title                                    Date
          ---------                                         -----                                    ----
 /s/ James Q. Crowe                               Chairman of the Board of Directors and        August 12, 1996
 James Q. Crowe                                   Chief Executive Officer (Principal
                                                  Executive Officer)


 /s/ R. Douglas Bradbury                          Chief Financial Officer, Executive Vice       August 12, 1996
 R. Douglas Bradbury                              President, (Principal Financial Officer)
                                                  and Director


 /s/ Robert J. Ludvik                             Vice President and Controller                 August 12, 1996
 Robert J. Ludvik                                 (Principal Accounting Officer)


 /s/ Howard Gimbel                                Director                                      August 12, 1996
 Howard Gimbel


 /s/ Royce J. Holland                             Director                                      August 12, 1996
 Royce J. Holland


 /s/ William L. Grewcock                          Director                                      August 12, 1996
 William L. Grewcock


 /s/ Richard R. Jaros                             Director                                      August 12, 1996
 Richard R. Jaros


          Signature                                         Title                                    Date
          ---------                                         -----                                    ----

 /s/ Robert E. Julian                             Director                                      August 12, 1996
 Robert E. Julian


 /s/ David C. McCourt                             Director                                      August 12, 1996
 David C. McCourt


 /s/ Ronald W. Roskens                            Director                                      August 12, 1996
 Ronald W. Roskens

                                                                                                August 12, 1996
 /s/  Walter Scott, Jr.                           Director
 Walter Scott, Jr.


 /s/ Kenneth E. Stinson                           Director                                      August 12, 1995
 Kenneth E. Stinson


 /s/ Michael B. Yanney                            Director                                      August 12, 1996
 Michael B. Yanney



                          INDEX TO EXHIBITS



Exhibit No.
- -----------

         5 Opinion of Brian P. McGinty, Esq. - Associate General Counsel of the Company, relating to the legality of securities.

         23.1              Consent of Coopers & Lybrand L.L.P.

         23.2              Consent of Arthur Andersen LLP

         23.3 Consent of Brian P. McGinty, Esq. - Associate General Counsel of the Company (contained in
                           Exhibit 5).

         23.4              Consent of John W. Sidgmore

         23.5              Consent of Richard L. Adams, Jr.

         24 Power of Attorney (reference is made to the signature page).